                           GENERAL AGENCY CONTRACT

      LIBERTY NATIONAL LIFE INSURANCE COMPANY (the "Company") hereby appoints INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC. of Fort Worth, Texas ("IRA") as its General Agency, to procure applications for contracts of life insurance with the Company in those jurisdictions in which it and the Company are properly licensed.

      IRA shall exercise its own judgment as to the persons to be solicited for insurance, the time and places of such solicitations, and nothing in this contract shall be construed to create the legal relationship either of employer and employee or of partnership between IRA and the Company.

      This APPOINTMENT is made on the following terms and conditions:

      1. AUTHORITY. IRA is hereby authorized itself and through agents to solicit applications for life insurance with the Company according to the premium rates, classification of risks, and practices of the Company now existing or as altered or amended by the Company from time to time, and to appoint agents to carry out the purposes of this contract and to fix their compensation. IRA agrees to remit promptly to the Company any money due it and to indemnify the Company for any loss resulting from the misuse or loss of any funds or conditional receipts by IRA, its officers, employees or representatives.

      IRA is not authorized to accept risks of any kind, make, alter or discharge contracts for insurance, waive forfeitures, extend time for paying a premium, or in any way obligate the Company except as set forth in the preceding Paragraph. IRA shall deliver no policy, the applicant for which to the knowledge of IRA's agent is not in good health, unless a first premium equal to or greater than one month's premium or a copy of an authentic and duly filed military allotment in accordance with the Company's published rates has been received by the Company with the application, the conditional receipt detached if appropriate and the policy issued as applied for.

      IRA shall promptly notify the Company of every agent's appointment made by it and shall notify the Company immediately of the termination of any such appointments. IRA shall be responsible for the compensation of such agents and for their fidelity and honesty, and shall be liable to the Company for all monies received by said agents on behalf of the Company and for any indebtedness due the Company by them.

      IRA hereby warrants, represents, and agrees that solicitation for insurance policies to be issued by the Company shall be undertaken only by persons holding all necessary licenses from the insurance supervisory authority having jurisdiction over the location where such solicitation occurs, and that all such solicitation shall be conducted in accordance with all laws, rules, regulations, or directives governing such solicitation. Without limiting the generality of the foregoing, this provision is intended to require IRA to be responsible for insuring that all agents are properly licensed in any state where solicitation is being conducted on behalf of the Company and that such agents comply with all applicable rules, regulations, and directives promulgated by the Department of Defense, by any branch of the military service, or by the commanding officer of any military facility where such solicitation is carried out.

      2. INDEMNIFICATION. IRA shall indemnify and hold harmless the Company and each of its directors, officers, agents, servants, employees, successors, assigns, and other affiliated corporations, jointly and severally, from any and all claims, demands, actions, causes of action, suits, costs, damages, expenses, compensation, and liability of every kind, character, and description, either direct or consequential, at law or in equity, related to, arising from, or growing out of any act of IRA, its officers, agents, servants, or employees; provided however, that the Company shall have acted in good faith and with reasonable diligence in relation to any matter giving rise to a claim for indemnity by IRA under this provision; and provided further, that in no event shall the Company be entitled to indemnity under this provision for any claim, demand, action, cause of action, suit, cost, damage, expense, compensation, or liability resulting from the malfeasance of misfeasance of the Company.

      3. PROPERTY. All undelivered policies, rate books, applications and other forms, and all other books and paper connected with the business of the Company are and shall remain the property of the Company.

      4. PRINTED MATTER. The Company will furnish to IRA all blanks, circulars and other printed matter requisite to the business of IRA for the Company. No advertising, sales presentations or other marketing materials of any nature relating to the business of the Company and not supplied by the Company shall be used by IRA unless the Company has given written approval. The Company shall approve or disapprove such materials and presentations prepared by IRA within thirty days of receipt by the Company. Failure of the Company to approve or disapprove such materials and presentations within the thirty day period shall be deemed approval thereof until such time as the Company shall notify IRA to the contrary. All such materials shall be mailed to the Company by registered or certified mail and shall be directed to the attention of the Company officer specified in writing to IRA from time to time by the Company.

      5. COMMISSIONS ON IRA POLICY SERIES. IRA shall be paid the following commissions on the IRA Policy Series on premiums paid to the Company for policies issued under this contract:

               IRA shall be paid a first year commission of 150% on the "IRA Policy Series" on first year premiums paid to the Company for policies issued under this contract.

               IRA shall be paid a renewal commission of 17.5% on the "IRA Policy Series" for the second through the tenth policy years' renewal premiums paid to the Company for policies issued under this contract.

               IRA shall be paid a service fee of 10% on the "IRA
          Policy Series" for the eleventh and subsequent policy years' renewal premiums paid to the Company on policies issued under this contract.

      IRA shall be paid a sales development allowance based upon annualized premium paid for during each IRA Fiscal Year, which begins on October 1st and ends on September 30th each year, in accordance with the following schedule:


% of Annualized                             Minimum Amount of
Premium to be paid                     Annualized Premiums Paid For
------------------                     ----------------------------

      2%                                        $  500,000
      3%                                         1,000,000
      4%                                         1,500,000

      All commissions, renewal commissions, service fees, and other remuneration payable to IRA under this contract shall be fully vested and upon termination of this contract, the first year and renewal commissions and service fees otherwise payable to IRA shall be continued until no IRA business with the Company is left in force.

      The rate of commission for all benefit riders, issued as a part of a life insurance policy shall be determined by the rate of commission applicable to the basic policy, except that no commissions shall be payable on premium deposits or preliminary term premiums. COMMISSIONS SHALL BE PAYABLE ON ANY OTHER TYPE OF EXTRA PREMIUM WHATSOEVER UNLESS OTHERWISE MUTUALLY AGREED UPON BY THE PARTIES HERETO.

      The Company agrees to pay all Commissions and/or compensation in any form earned by IRA and its agents, both before and after the termination of this contract, to IRA, and to no other parties unless otherwise directed in writing to do so by the Chief Executive Officer of IRA or as required by formal order or request from a governmental authority.

      Rates of commission for plans and durations not included in the "IRA Policy Series", term conversions or other policy changes shall be determined in each case by the Company.

      6. PRIVACY. The Company agrees that it will not, during or after the term of this contract, furnish any information to any third party concerning sales promotional material, sales presentations, merchandising methods, trade secrets, copyrighted materials, programming, remuneration, client lists or client information of IRA, except as may be authorized by IRA; provided, however, that the Company may furnish any such information to any duly authorized party as may be required by any applicable law or regulation upon evidence of any order or request being received by the Company.

      The Company agrees that it will make no disclosures concerning its relationship with IRA or its agents, the volume, persistency, quality, or type of policies written by IRA for the Company, or any other information concerning the methods of operation of IRA except as may be determined by the Company to be required by any applicable law or regulation or desirable or necessary consistent with its obligations to stockholders and regulatory authorities.

      The Company agrees that it will not mail advertising data regarding contests, sales meetings, new products promotion, salesmen standings, or copies of sales bulletins to any agent of IRA without prior approval of IRA.

      IRA agrees that it will not, during or after the term of this contract, furnish any information to any third party concerning commission schedules or other information concerning the operation of the Company other than that authorized by the Company in writing.

      7. ADJUSTMENTS. The Company agrees that it shall not, prior to six-month written notice, except by mutual agreement of the parties, which agreement shall not be unreasonably withheld, and except as a result of war or threatened war, with respect to military risks: (a) Lower an existing commission rate or alter an existing premium rate or (b) Impose more restrictive underwriting rules on military personnel than those in effect at the date of the agreement. The Company reserves the right to discontinue writing any plan or benefit rider which is currently for sale or which hereafter is offered for sale, after first giving six months' written notice to IRA, or earlier if by mutual agreement of the parties, which agreement shall not be unreasonably withheld.

      If a new policy is written and there is on the same life other insurance coverage with the Company which (a) terminated within one year prior to a new application or (b) terminates within one year after a new policy is issued, the commissions on the new policy shall be adjusted according to the rules of the Company then in force.

      Should the Company cancel or terminate a policy for any cause deemed sufficient by the Company and tender return of the premium or premiums thereon, IRA shall refund and pay to the Company on demand any commissions received on the premiums so tendered.

      8. ACCOUNTS. IRA agrees to examine any statement of its account received from the Company and to notify the Company at once of any difference between such statement and its own records.

      The Company may at any time charge any debt or obligation due or to become due the Company by IRA or any agent appointed by it under this Agreement or otherwise, against any commissions, remuneration, or reimbursement due to IRA, and the Company shall have a first lien thereon until the debt or obligation is fully paid.

      9. HIRING PRACTICES. The Company expressly agrees that for a period of two years following the termination of either (1) any party's contract as an agent of IRA or its successors or (2) employment of any party by IRA or any of its agents, neither the Company nor its subsidiaries or affiliates will knowingly enter into any type of agent's or employee's arrangement or agreement with any such terminated party without the written consent of IRA or its successors.

      IRA expressly agrees that for a period of two years following the termination of either (1) any party's contract as an agent of the Company, its subsidiaries, affiliates, or successors or (2) employment of any party by the Company, its subsidiaries, affiliates or any of their agents, IRA will not knowingly enter into any type of agent's or employee's arrangement or agreement with any such terminated party without the written consent of the Company or its successors.

      10. ASSIGNMENT OR MODIFICATION. No assignment of commissions earned or to accrue under this contract or of interest herein shall be valid unless acknowledged in writing by the Company. The rights of an assignee under an assignment shall be subject to all the terms and provisions of this contract. This contract supersedes any previous contract of the same or similar tenor, and no waiver or alteration of the printed terms herein shall be valid unless in writing and signed by an executive officer of the Company.

      11. APPLICABLE LAW. This agreement is entered into under the laws of the State of Texas and is to be construed in accordance with such laws. It is understood that this appointment of IRA is subject to the applicable laws, rules, and regulations of any state, province or country that may have jurisdiction, and that any modification of this agreement made necessary by any such law, rule or regulation shall not be construed as a breach of contract.

      12. TERMINATION. Unless otherwise mutually agreed upon by both parties, this contract may be terminated by either the Company or IRA effective six months after the mailing of written notice of such termination. Termination shall be effective immediately upon the mailing of written notice if terminated by the Company because IRA has wrongfully withheld any funds, policies, receipts, or other documents or property belonging to the Company.

      IN WITNESS WHEREOF, the parties hereto have duly executed this agreement in duplicate this 16th day of September, 1981, to be effective as of the First day of October, 1981, which is the beginning of the first contract year.



                                         INDEPENDENT RESEARCH AGENCY
                                         FOR LIFE INSURANCE, INC.

                                         By  /s/ [ILLEGIBLE]
                                             --------------------------------

ATTEST:


/s/  [ILLEGIBLE]
------------------------------------


                                         LIBERTY NATIONAL LIFE
                                         INSURANCE COMPANY

                                         By  /s/   [ILLEGIBLE]
                                             --------------------------------

ATTEST:


/s/  [ILLEGIBLE]
------------------------------------

                           COMMISSION LOAN AGREEMENT

      This COMMISSION LOAN AGREEMENT is made and entered into as of this 16th day of September, 1981 between Liberty National Life Insurance Company (the "Company") and Independent Research Agency for Life Insurance, Inc. ("IRA").

      1. The Company hereby agrees to loan to IRA amounts equal to a portion of the First Year Commissions payable on policies solicited by agents of IRA which are issued by the Company, said loans to be on the following basis:

               Upon receipt by the Company of the first policy premium for the premium payment mode selected, be such mode monthly, quarterly, or semi-annually, the Company shall remit to IRA the total first year commission payable on such policy. Said remittance shall consist of the commission earned by IRA on the premium received, plus a loan of the balance of first year commission payable on such policy.

      2. In the event the Company does not receive the total first policy year premium for a policy upon which commissions have been so loaned, other than as a result of the death of the insured, the portion of said loan unpaid to the Company by receipt of such premium shall be repayable to the Company by IRA. The Company shall make written demand for repayment of any such unpaid loan.

      3. IRA hereby acknowledges that any monies due to the Company under this Agreement shall constitute a bona fide loan which shall be a debt which will survive the life of this Agreement and the General Agency Contract existing between the Company and IRA, providing such debt is not repaid at the time such Contract terminates.


                                         INDEPENDENT RESEARCH AGENCY
                                         FOR LIFE INSURANCE, INC.

                                         By  /s/ [ILLEGIBLE]
                                             --------------------------------

ATTEST:


/s/  [ILLEGIBLE]
------------------------------------


                                         LIBERTY NATIONAL LIFE
                                         INSURANCE COMPANY

                                         By  /s/   [ILLEGIBLE]
                                             --------------------------------

ATTEST:


/s/  [ILLEGIBLE]
------------------------------------